SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934

             Date of Report (date of earliest event reported):
                             December 9, 1994

                          LIVE ENTERTAINMENT INC.
          (Exact name of Registrant as specified in its charter)


                 Delaware                           95-4178252
      (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)           Identification No.)

                                  0-17342
                         (Commission File Number)

   15400 Sherman Way, Van Nuys, California             91406
   (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  (818) 988-5060

Item 5.   Amendment of Restated Certificate of Incorporation to
          Effectuate One For Five Reverse Stock Split

     On December 9, 1994, LIVE Entertainment Inc. ("LIVE" or the "Registrant") filed with the Delaware Secretary of State a Certificate of Amendment (the "Certificate of Amendment") to LIVE's Restated Certificate of Incorporation (the "Restated Certificate"), amending Article FOURTH of the Restated Certificate to reclassify every five outstanding shares of its Common Stock, par value $.01 per share ("Common Stock"), as one share of LIVE's Common Stock having the same par value and other powers, preferences and rights as the Common Stock (such shares of reclassified Common Stock are sometimes hereinafter referred to as shares of "New Common Stock") (the "Reverse Stock Split").

     The Reverse Stock Split was approved by the affirmative written consent of holders of over 64% of the Common Stock and LIVE's Series C Convertible Preferred Stock (the "Series C Preferred Stock"), voting together as a single class, pursuant to a Consent Solicitation Statement dated November 23, 1994. Only holders of record of Common Stock and Series C Preferred Stock at the close of business on October 31, 1994 were entitled to consent to the Reverse Stock Split.

     The Company has applied for the listing of the New Common Stock on NASDAQ. Among the requirements for NASDAQ listing is a minimum bid price of $3.00 per share. On December 8, 1994, the per share closing price of the Common Stock as reported on the OTC Bulletin Board and NQB Pink Sheets was $0.75. The New Common Stock began trading on the OTC Bulletin Board and NQB Pink Sheets effective upon the opening of the markets on December 12, 1994. On December 13, 1994, the per share closing price of the New Common Stock as reported on the OTC Bulletin Board and NQB Pink Sheets was $3.00. There is no assurance that the New Common Stock will be accepted for listing on NASDAQ.

     Holders of Common Stock as of December 9, 1994 who hold a number of shares that is not evenly divisible by five will receive cash in lieu of the fractional shares that arise as a result of the Reverse Stock Split. For purposes of settling fractional shares of New Common Stock arising from the Reverse Stock Split, the Company has valued the New Common Stock at $3.8125, which is five times the average of the per share closing prices of the Common Stock as reported on the OTC Bulletin Board and NQB Pink Sheets for the five trading days immediately preceding the December 9, 1994 filing of the Certificate of Amendment.

     LIVE has authorized American Stock Transfer & Trust Company to act as exchange agent (the "Exchange Agent") for purposes of effecting an exchange of stock certificates. Before the end of December 1994, the Exchange Agent will send letters of transmittal to holders of Common Stock as of December 9, 1994 for use by stockholders in transmitting their stock certificates representing shares of Common Stock to the Exchange Agent in exchange for new certificates representing the number of shares of New Common Stock into which their shares of Common Stock have been reclassified in the Reverse Stock Split, together with cash for any fractional shares. No cash payment or delivery of a certificate representing New Common Stock will be made to a stockholder until the stockholder has surrendered his outstanding certificates representing Common Stock together with the letter of transmittal to the Exchange Agent.

     Until so surrendered, each stock certificate formerly representing shares of Common Stock shall be deemed for all purposes to represent the number of whole shares of New Common Stock to which the holder thereof is entitled, together with the amount of cash in lieu of fractional shares, if any, arising as a result of the Reverse Stock Split.

Item 7 -  Exhibits

     The Exhibits listed below are filed as a part of this Report.

Exhibit Number      Description of Exhibit

     3.1 Certificate of Amendment to Restated Certificate of Incorporation of the Registrant

     99.1      Press Release dated December 9, 1994

                                SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              LIVE ENTERTAINMENT INC.



Dated: December 19, 1994      By: /s/   MICHAEL J. WHITE
                                   Michael J. White
                                   Acting Chief Financial Officer


                     EXHIBIT INDEX


Exhibit Number      Description of Exhibit

     3.1 Certificate of Amendment to Restated Certificate of Incorporation of the Registrant

     99.1      Press Release dated December 9, 1994